UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

(203) 461-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01. Entry into a Material Definitive Agreement.

I. Action for Annual Incentives

On February 27, 2006, the Compensation and Organization Development Committee of the Board of Directors (the “Committee”) of MeadWestvaco Corporation (the “Company”) established criteria for annual incentive awards under the Company’s 2005 Performance Incentive Plan (approved by the company’s shareholders on April 25, 2005, the “Plan”).

Under the annual portion of the Plan, the Committee established target objectives under the following performance criteria and assigned the weightings set forth below.

1. Earnings Before Interest and Taxes (EBIT)	45%
2. Free Cash Flow	35%
3. Cumulative General and Administrative (G&A) Savings	20%

Payments under the annual incentive portion of the Plan for 2006 are subject to the additional requirement that the Company generate sufficient cash to cover dividends paid and capital needed to maintain equipment, and comply with safety and environmental standards.

The minimum payout under the annual incentive portion of the Plan for the 2006 calendar year is determined by plan formula and could be 0% of the participant’s target. Payouts for performance below the target level will be based on the Company’s proportional progress made toward the target. The maximum award possible under the annual incentive portion of the Plan is 200% of the participant’s target. Individual annual target amounts for each of our senior executive officers ranges from 55-110% of base salary and are payable in a lump sum.

II. Action for Long-Term Incentive awards (performance based restricted stock units and non-qualified stock options)

A. Performance based restricted stock units

Under the long-term portion of the Plan, the Committee established a three-year performance period beginning January 1, 2006 and ending December 31, 2008 (the “Performance Period”), with the following performance objectives and assigned the weightings set forth below.

1. Return on Invested Capital (ROIC)	70%
2. Revenue from New Products	30%

This long-term award, which is delivered in performance-based restricted stock units, is subject to (i) a three-year vesting restriction expiring on the third anniversary of the Grant Date and (ii) the satisfaction of the performance objectives during the Performance Period. The minimum payout under the long-term portion of the Plan is zero. Payouts for performance below the target level will be based on the Company’s proportional progress made toward the target. The maximum award possible under the long-term portion of the Plan is 200% of the participant’s target.

This potential long-term award is payable in performance based restricted stock units valued at February 27, 2006 (the “Grant Date”) granted under the Plan using the Form of Award Agreement attached hereto and which is incorporated by reference herein and filed as Exhibit 99.1 to this Current Report on Form 8-K. In recognition of the at-risk nature of long-term compensation, the individual aggregate long-term target awards, when combined with the non-qualified stock options grants for our senior executive officers range from 110%-450% of base salary. The performance based restricted stock units are subject to Committee review and exercise of negative discretion based on performance levels achieved. Awards would be payable in 2009.

B. Non-qualified Stock Options

The Committee also awarded non-qualified stock options covering shares issuable under the Plan subject to a three year pro rata vesting schedule, which will expire on the third anniversary of the Grant Date. Option awards were granted with an exercise price based on the fair market value of Company shares valued as of February 27, 2006 (the “Grant Date”) and were granted under the Plan subject to the “Terms and Conditions – Stock Option Awards for 2006” attached hereto and which is incorporated by reference herein and filed as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9- Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Ex. No.	Description
99.1	Form of Award Agreement

99.2	Terms and Conditions – Stock Option Awards for 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

Date: February 27, 2006	By:	/s/ John J. Carrara
John J. Carrara Assistant Secretary

MEADWESTVACO CORPORATION

Exhibit Index To Current Report On Form 8-K

99.1	Form of Award Agreement

99.2	Terms and Conditions – Stock Option Awards for 2006